EXHIBIT 99.1

Upexi Announces Strategic Operational Measures to Monetize Non-Core Assets, Reduce Expenses and Drive Profitability

  Company sells Interactive Offers for $1.25 Million in cash and a 2.5% royalty on advertising revenue for 2 years

Company has exercised its option to acquire the remaining 45% of Cygnet Online for cash and stock

Clearwater, FL, September 6, 2023 (ACCESSWIRE) – Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct-to-Consumer brand owner and innovator in aggregation, today is announcing strategic operational measures to monetize non-core assets, reduce expenses and drive profitability.

On August 31, 2023, Upexi entered into an Equity Interest Purchase Agreement (“EIPA”) pursuant to which the Company sold One hundred percent (100%) of the issued and outstanding equity (the “Interests”) of its wholly owned subsidiary Interactive Offers, LLC (“Interactive”) for $1,250,000, subject to certain customary post-closing adjustments.  In addition, there is an obligation to pay Upexi 2.5% of certain advertising revenues of Interactive for a two-year period post-closing.

On September 1, 2023, Upexi also exercised its option to acquire the remaining 45% of the issued and outstanding equity of Cygnet Online, LLC.  As a result of the foregoing the Company now owns 100% of the issued and outstanding equity of Cygnet.

Upexi CEO Allan Marshall stated, “The sale allows us to reduce capital expenditures, increase cash flow and invest in our high margin subscription businesses. Simultaneously, we took advantage of the opportunity to buy the remaining equity outstanding of Cygnet Online. These strategic measures will put us in a more predictable position for organic growth in our core businesses.”

About Upexi, Inc.:

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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